UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2014

FedEx Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-15829	62-1721435
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)	FedEx’s annual meeting of stockholders was held on September 29, 2014.

(b)	The stockholders took the following actions at the annual meeting:

Proposal 1: The stockholders elected twelve directors, each of whom will hold office until the annual meeting of stockholders to be held in 2015 and until his or her successor is duly elected and qualified. Each director received more votes cast “for” than votes cast “against” his or her election. The tabulation of votes with respect to each nominee for director was as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Frederick W. Smith	222,535,775	4,535,280	1,743,699	23,761,480
James L. Barksdale	225,879,927	2,178,994	755,833	23,761,480
John A. Edwardson	226,714,844	1,315,706	784,204	23,761,480
Marvin R. Ellison	226,840,547	1,165,758	808,449	23,761,480
Kimberly A. Jabal	227,058,403	964,639	791,712	23,761,480
Shirley Ann Jackson	213,601,544	14,424,659	788,551	23,761,480
Gary W. Loveman	223,500,767	4,510,317	803,670	23,761,480
R. Brad Martin	226,756,220	1,252,319	806,215	23,761,480
Joshua Cooper Ramo	226,275,538	1,748,351	790,865	23,761,480
Susan C. Schwab	227,370,650	669,062	775,042	23,761,480
David P. Steiner	223,258,008	4,760,331	796,415	23,761,480
Paul S. Walsh	216,606,469	11,423,379	784,906	23,761,480

Proposal 2: The compensation of FedEx’s named executive officers was approved, on an advisory basis, by stockholders. The tabulation of votes on this matter was as follows:

•	221,057,852 votes for (96.6% of the voted shares)

•	6,708,889 votes against (2.9% of the voted shares)

•	1,048,013 abstentions (0.5% of the voted shares)

•	23,761,480 broker non-votes

Proposal 3: The Audit Committee’s designation of Ernst & Young LLP as FedEx’s independent registered public accounting firm for the fiscal year ending May 31, 2015 was ratified by stockholders. The tabulation of votes on this matter was as follows:

•	246,323,594 votes for (97.5% of the voted shares)

•	5,342,575 votes against (2.1% of the voted shares)

•	910,065 abstentions (0.4% of the voted shares)

•	There were no broker non-votes for this item

Proposal 4: A stockholder proposal requesting that the Board of Directors amend FedEx’s governing documents to allow stockholders to nominate candidates for Board membership and have those nominees included in FedEx’s proxy statement was not approved by stockholders. The tabulation of votes on this matter was as follows:

•	7,269,047 votes for (3.2% of the voted shares)

•	220,357,282 votes against (96.3% of the voted shares)

•	1,188,425 abstentions (0.5% of the voted shares)

•	23,761,480 broker non-votes

Proposal 5: A stockholder proposal requesting that the Board of Directors amend FedEx’s governing documents to provide that all matters presented to stockholders, other than the election of directors, be decided by a simple majority of the shares voted “FOR” or “AGAINST” an item (by excluding abstentions) was not approved by stockholders. The tabulation of votes on this matter was as follows:

•	18,385,411 votes for (8.0% of the voted shares)

•	209,335,553 votes against (91.5% of the voted shares)

•	1,093,790 abstentions (0.5% of the voted shares)

•	23,761,480 broker non-votes

Proposal 6: A stockholder proposal requesting that the Board of Directors adopt a policy that FedEx’s equity compensation plans prohibit directors and senior executives who are compensated under those plans from engaging in hedging or pledging transactions involving FedEx shares issued under those plans was not approved by stockholders. The tabulation of votes on this matter was as follows:

•	58,458,166 votes for (25.6% of the voted shares)

•	168,911,587 votes against (73.8% of the voted shares)

•	1,445,001 abstentions (0.6% of the voted shares)

•	23,761,480 broker non-votes

Proposal 7: A stockholder proposal requesting that the Board of Directors adopt a policy that FedEx will not pay the personal taxes owed on restricted stock awards on behalf of its named executive officers was not approved by stockholders. The tabulation of votes on this matter was as follows:

•	78,926,206 votes for (34.5% of the voted shares)

•	148,600,570 votes against (64.9% of the voted shares)

•	1,287,978 abstentions (0.6% of the voted shares)

•	23,761,480 broker non-votes

Proposal 8: A stockholder proposal requesting that FedEx provide a report, updated semi-annually, disclosing information about FedEx’s political contributions and policies on making political contributions with corporate funds was not approved by stockholders. The tabulation of votes on this matter was as follows:

•	47,573,071 votes for (20.8% of the voted shares)

•	123,250,364 votes against (53.9% of the voted shares)

•	57,991,319 abstentions (25.3% of the voted shares)

•	23,761,480 broker non-votes

Other Matters: A stockholder proposal raised from the floor of the annual meeting requesting that the Board of Directors take the steps necessary to drop or distance ties with the NFL Washington Redskins team, logos and/or stadium sponsorship until the franchise changes the team’s name was not approved by stockholders. The tabulation of votes on this matter was as follows:

•	203,521 votes for

•	228,611,233 votes against

•	0 abstentions

•	23,761,480 broker non-votes

SECTION 8. OTHER EVENTS.

Item 8.01. Other Events.

Attached as Exhibit 99.1 and incorporated herein by reference is a copy of FedEx Corporation’s updated compensation arrangements with outside directors.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Compensation Arrangements with Outside Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: September 29, 2014	By:	/s/ Christine P. Richards
Christine P. Richards
Executive Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Compensation Arrangements with Outside Directors.

E-1